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                                                                 EXHIBIT 10.28

                      INFOCOM COMMUNICATIONS NETWORK, INC.

                             RESTRUCTURING AGREEMENT

                                   JETCOM INC.

      This Restructuring Agreement (the "Agreement") is made as of the 2nd day of April, 1998 by and among Jetcom Inc., a Philippine corporation ("Jetcom"), Nextel International, Inc., a Washington corporation ("Nextel"), Top Mega Enterprises Ltd., a Hong Kong corporation and indirect wholly owned subsidiary of Nextel ("Top Mega"), and Infocom Communications Network, Inc., a Philippine corporation (the "Company").

                                    RECITALS

      A. Jetcom has loaned to the Company a total of PP84,797,772.20 and U.S.$9,890,177.26 as set forth on Schedule A attached hereto (the "Advances").

      B. Under the bylaws of the Company adopted at the time that Top Mega became a stockholder of the Company and under the Stockholders Agreement (the "Stockholders Agreement") dated as of June 21, 1996 by and among the Company and the stockholders of the Company (the "Stockholders"), Top Mega has no involvement in the day-to-day management, operations and financial control of the Company. The Stockholders have agreed to make certain changes to the corporate governance of the Company as set forth in the amended bylaws of the Company, this Agreement and similar agreements with other Stockholders (the "Other Restructuring Agreements") that, in compliance with Philippine law, together will give Top Mega certain limited veto rights over the management of the Company, and in consideration therefor, Nextel has agreed to purchase certain loans to the Company from certain of the Stockholders set forth on Schedule B hereto (the "Stockholder Loans").

      C. Jetcom desires to sell to Nextel, and Nextel desires to purchase from Jetcom, all of the outstanding principal amount of the Advances.

      D. Jetcom, Nextel and the Company desire to document and convert the Advances into a promissory note convertible into Common Stock of the Company pursuant to the terms hereof and thereof (the "Note").

      E. Nextel is simultaneously herewith purchasing certain advances from Foodcamp Industries and Marketing, Inc. ("Foodcamp") and Gotesco Properties Inc. ("Gotesco") on terms and conditions substantially similar to the terms and conditions set forth herein.
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      F. The parties hereto desire to make certain other agreements relating to the corporate governance of the Company.

                                   AGREEMENT

      In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

      1. Purchase of Advances.

         1.1 Purchase. Subject to the terms and conditions of this Agreement, Nextel agrees to purchase at the Closing and Jetcom agrees to sell to Nextel the Advances having a principal amount of PP84,797,772.20 and U.S.$9,890,177.26, all in accordance with the Deed of Assignment attached hereto as Exhibit A. The purchase price (the "Purchase Price") of the portion of the Advances purchased hereunder shall be the equivalent of U.S.$9,890,177.26, payable in Philippine Pesos, plus PP84,797,772.20. Simultaneously with the Closing, the Company shall pay Jetcom all interest accrued on the Advances.

         1.2 Closing; Delivery. The closing of the transactions contemplated hereby (the "Closing") shall take place on April 9, 1998, or on such other date as Jetcom and Nextel mutually agree, following the satisfaction or waiver of the conditions to the Closing set forth in Section 4, at the offices of the Company, 16/F, Centerpoint Building, Julia Vargas Avenue, Ortigas Center, Pasig, M.M., Republic of Philippines. At the Closing, Jetcom shall deliver to each of the Company and Nextel the Deed of Assignment, which shall be duly acknowledged by the Company and Nextel, against payment of the Purchase Price by Nextel on or before Closing by check or by wire transfer to Jetcom's bank account.

         1.3 Currency Adjustment. The parties hereto will use their reasonable best efforts to arrange a back-to-back currency conversion to reduce or eliminate to the extent possible any foreign exchange risks relating to the conversion of Nextel's payment to Jetcom from U.S. Dollars to Pesos and the conversion by Jetcom of such amount from Pesos to U.S. Dollars. If the parties are unable to arrange such a back-to-back conversion, then within one day after the receipt of the Peso payment by Jetcom from Nextel, Jetcom shall convert the Purchase Price into U.S. Dollars at the most favorable rate reasonably obtainable by Jetcom. If the U.S. Dollar amount so received by Jetcom is less than U.S.$31,089,620.31 as the result of a decline in the U.S. Dollar - Peso exchange rate of more than one Peso from the actual exchange rate received by Nextel upon conversion of the Purchase Price to Pesos, Nextel shall make an adjustment payment to Jetcom, payable in U.S. Dollars, equal to the difference between U.S.$31,089,620.31 and the U.S. Dollar amount actually received by Jetcom. If the U.S. Dollar amount so received by Jetcom is greater than U.S.$31,089,620.31 as the result of an appreciation in the U.S. Dollar - Peso exchange rate of more than one Peso from the actual exchange rate received by Nextel upon conversion of the Purchase Price to Pesos, Jetcom shall make an adjustment payment to Nextel, payable in U.S. Dollars, equal to the difference between the U.S. Dollar amount actually received by Jetcom and U.S.$31,089,620.31. This adjustment

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mechanism shall not apply if Jetcom shall not have converted the Purchase Price to U.S. Dollars one day after its receipt of payment from Nextel.

      2. Amendment of Note. Simultaneously with the Purchase, the Company shall issue the Note in favor of Nextel in the form attached as Exhibit B, to be convertible, at the election of the holder thereof, into the number of shares of Common Stock of the Company (the "Common Stock") determined as set forth in the Note.

      3. Representations and Warranties of Jetcom.

      To induce Nextel to enter into this Agreement, Jetcom represents and warrants to Nextel as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing for two years) that:

         3.1 Organization, Good Standing and Qualification. Jetcom is a Philippine corporation duly organized, validly existing and in good standing under the laws of the Republic of the Philippines and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         3.2 Due Execution and Binding Effect. All action on the part of Jetcom necessary to perform this Agreement and the transactions contemplated hereby and thereby, including without limitation any consent or authorization of any spouse required by Philippine or other law, has been taken. This Agreement has been duly executed and delivered by Jetcom and is a legal, valid and binding obligations of Jetcom, enforceable in accordance with its terms.

         3.3 No Approvals or Notices Required; No Conflicts With Instruments. The execution, delivery and performance of this Agreement, and the Deed of Assignment by Jetcom and the consummation of the transactions contemplated hereby and thereby do not and will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any law, rule, regulation, judgment, injunction, order or decree applicable to Jetcom, (b) require any consent, approval or authorization of any person, governmental authority or other organization or entity or (c) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or in any other way materially affect the rights of Jetcom under, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Jetcom is a party or by which Jetcom is bound or to which the assets (whether real or personal, tangible or intangible) of Jetcom are subject.

         3.4 Advances. The credit arising under each of the Advances is owned by Jetcom free and clear of any and all liens, deeds of trust, usufructs, charges, security interests, encumbrances or other adverse claims of any kind. Jetcom has good and marketable title to each of the credits covered by the Advances. No Person has any right of first refusal or option to acquire any interest in any of the Advances or any part thereof, and Jetcom has not sold or contracted to sell any of the credits covered by the Advances or any part thereof or interest therein other than as set forth herein. The obligation to repay each of the Advances is a legal, valid and binding obligation of the Company, enforceable in accordance with the terms described above. Jetcom has disclosed and Nextel is aware that the herein assigned credit is subordinated

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to the loan accounts of the Company from Motorola, Inc. By the execution of this
Agreement, Nextel agrees to be bound to all the terms and conditions of the said loan accounts of the Company to Motorola, Inc.

         3.5 Conversion of Note. Neither the Company nor any stockholder of the Company other than Jetcom has any obligations or will incur any liability to any third party as a result of the conversion of the Note to Common Stock of the Company.

      4. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Nextel as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing for two years) that:

         4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Philippines and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         4.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Note, the shares of the Company's capital stock issuable on conversion thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.3 Issuance of Shares. The Company hereby agrees to take all action necessary to duly issue shares of the Company's Common Stock to the holder of the Note upon due surrender of such Note to the Company.

         4.4 Financial Condition of the Company. The financial statements of the Company as of December 31, 1997 and for any subsequent period prior to the date of Closing delivered to Nextel are accurate and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with Philippine generally accepted accounting principles consistently applied, and there shall have been no material change in the financial condition of the Company since December 31, 1997.

      5. Corporate Governance. Notwithstanding anything to the contrary contained in the Stockholders Agreement, the parties hereto agree as follows:

         5.1 Board of Directors.

             (a) Election of Directors.

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             The Company's Board of Directors (the "Board") shall be composed of eleven (11) members. In elections of directors of the Company, each of Jetcom and Nextel shall vote for the following candidates, whom the Board and the Stockholders shall take all necessary steps to nominate:

                  (i) Three candidates who shall be designated by Nextel (the "Nextel Directors"), one of whom shall initially be Greg Post ("Post");

                  (ii) Three candidates who shall be designated by Jetcom, two of whom shall initially be General Juanito R. Aquias ("Aquias") and Bernard M. Asperin ("Asperin");

                  (iii) One candidate who shall be designated by Joyce Link Holdings Ltd.;

                  (iv) Two candidates who shall be designated jointly by the Foodcamp and Gotesco, who shall initially be Chan Chon Siong and Joel T. Go;

                  (v) Two candidates who shall be designated by mutual agreement of the Stockholders, who shall be the Chief Executive Officer of the Company and the Chief Financial Officer of the Company. The Chief Financial Officer of the Company shall be duly and validly elected to the Board within 60 days of the Closing.

             (b) William Ngai.

             If at any time William Ngai is no longer a member of the Board but directly or indirectly is a stockholder of the Company, Nextel, Top Mega, and Jetcom will vote in favor of a proposal to permit William Ngai to attend all meetings of the Board as an observer.

             (c) Quorum.

             A quorum for any meeting of the Directors shall consist of six (6) Directors, at least one of whom shall be a Nextel Director.

         5.2 Executive Committee. The Board shall appoint an Executive Committee consisting of five Directors, one (1) of whom shall be appointed by Nextel. The Executive Committee shall be comprised of the President of the Company (initially, Aquias), the Chief Executive Officer, the Chief Financial Officer, the General Manager of Paging (initially, Asperin) and one person designated by Nextel (initially, Post). If any such officer position is unfilled, such officer's position on the Executive Committee will remain vacant until such officer position is filled. All decisions of the Executive Committee shall be made by a majority vote of at least three members, including in all cases the member of the Executive Committee nominated by Nextel.

         5.3 Officers. Nextel shall be entitled to nominate the following officers and managers of the Company: the Chief Executive Officer, the Chief Financial Officer, the General

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Manager of Paging, the General Manager of iDEN, the Deputy General Manager of
Paging, the Deputy General Manager of iDEN, the Controller and any other officer or manager as Nextel deems appropriate. Each Stockholder hereby agrees to vote its Common Stock or to cause its Common Stock to be voted in order to give effect to such nomination.

         5.4 Stockholder and Director Approvals. Each of Jetcom and Nextel hereby agrees to vote its Common Stock or to cause its Common Stock to be voted to approve the following matters and any actions reasonably required thereby and to cause the Director(s) nominated by such Stockholder (in whole or in part) to approve such matters:

             (a) The 1998-1999 Business Plan attached hereto as Exhibit C;

             (b) The Credit Agreement attached hereto as Exhibit D and each borrowing under the Credit Agreement authorized by the Nextel Directors;

             (c) The conversion of the Advances into loans evidenced by convertible promissory notes.

             (d) The removal or termination of any of the Company's employees, employment agreements, consultants, consultant agreements and agreements with any Stockholder or Affiliate (as defined below) of any Stockholder, in each case as may be designated by Nextel from time to time.

      "Affiliate" of any Person (the "Subject") means any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject.

      "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Person" means any individual, partnership, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

         5.5 Stockholders Agreement. Except as expressly provided in this Agreement, the parties hereto hereby agree to remain bound by the terms of the Stockholders Agreement and each party hereto hereby acknowledges that the Stockholders Agreement remains in full force and effect.

         5.6 Financial Controls. The Company shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company shall maintain a system of internal accounting controls that provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded in such a way as to allow preparation of reports that are in conformity with generally accepted accounting principles, (c) access to assets is permitted only in accordance with management's
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general or specific authorization and (d) recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.7 Management. Except as provided in Sections 5.1(a)(ii) and 5.2 and in conformity with the Bylaws, the parties hereto shall ensure that the officers, directors, affiliates, employees and agents of the Stockholders (other than employees of Nextel assigned to the Company as consultants)will not participate in the day-to-day management, operations and financial control of the Company, and that the duly appointed officers of the Company, assisted by duly engaged consultants, will have sole responsibility for the day-to-day management, operations and financial control of the Company.

      6. Loans. The Company shall use its best efforts to only enter into loan agreements or other obligations on a nonrecourse basis. However, if the Company or any of its subsidiaries shall enter into a financing arrangement that is duly approved by the Board and that is for the exclusive benefit of the Company or any of its subsidiaries, with a lender other than Nextel or its Affiliates, then
(a) each of Nextel and Jetcom and each of their respective Affiliates shall take all actions necessary to permit the Company to obtain such financing and, if required by the lender, shall individually guarantee a portion of such financing, not to exceed such Stockholder's pro rata portion (as defined below) of such loan or other obligation, and (b) if Nextel or Jetcom and their respective Affiliates shall have agreed to pledge the Shares owned by them, each of the other Stockholders that are parties hereto and their respective Affiliates shall simultaneously pledge the Shares owned by them on the same terms and conditions as the pledging Stockholder and its Affiliates and, if necessary, execute a power of attorney over such Shares in favor of the lender or such other entity as the lender may designate in order to comply with the requirements for the delivery of the Shares by the debtor to the lender or such other entity as the lender may designate in guarantee of such financing arrangement.

      For purposes of this Agreement, a Stockholder's pro rata portion shall be the proportion that the number of shares of Common Stock such Stockholder owns or Controls immediately prior to the time of calculation bears to the total number of Shares of outstanding (including in each case shares of Common Stock and Common Stock issuable upon the conversion of convertible securities (other than options) of the Company).

      7. Exceptions from Restrictions on Transfer. Notwithstanding anything contained in the Stockholders Agreement to the contrary, the parties hereto agree that (a) Nextel and its Affiliates may Transfer (as defined in the Stockholders Agreement) to any third party any convertible promissory notes or other convertible evidence of indebtedness of the Company or any Shares issued upon conversion of such notes or other indebtedness without complying with the provisions of the Stockholders Agreement, (b) a Stockholder may Transfer Shares to any of its Affiliates so long as such Transfer would not cause the Company, as determined by the Board in its sole discretion, to be in violation of Philippine law, including, without limitation, the Anti-Dummy Law, (c) each such party waives any and all rights that it may have under the Stockholders Agreement, the Bylaws or Philippine law with respect to the transactions contemplated by this Agreement and the Credit Agreement, including but not limited to, the right

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of first refusal with respect to the sale and transfer of the Stockholder Loans which such party may have pursuant to Section 5 of the Stockholders Agreement or otherwise, and (d) if any event occurs which results in the aggregate number of Shares owned by a foreigner, as determined in accordance with Philippine law in the reasonable discretion of the Company, being less than the maximum foreign ownership permitted by Philippine law, as determined in the reasonable discretion of the Company, then Jetcom shall be permitted to Transfer Shares to a foreign Affiliate of Jetcom until such maximum foreign ownership threshold is reached.

      8. Further Restrictions on Transfer. The parties hereto agree that, as between them, Section 5.6 of the Stockholders Agreement shall not be enforceable.

      9. Capital Contributions. Neither Nextel nor Jetcom shall be required to make capital contributions or shareholders loans to the Company; provided that if any Stockholder makes a capital contribution to the Company, the Company shall issue to such Stockholder shares of Common Stock representing a percentage ownership of the Company (excluding any convertible securities) equal to (a) the amount of such capital contribution in U.S. Dollars as of the date of such capital contribution divided by (b) the sum of 3,400,000,000 Pesos and the U.S. Dollar amount of any capital contributions since the date hereof, including such capital contribution, all converted into U.S. Dollars based on the average of the buy and sell rates for the Peso against the U.S. Dollar as published by The Chase Manhattan Bank N.A. as of the date of such capital contribution. If any Stockholder makes any loans to the Company, such loans shall be made in accordance with the Credit Agreement.

      10. Nextel Holders' Promissory Notes. During the period ending on the three-month anniversary of the Closing date, neither Nextel nor any affiliate or transferee of Nextel shall convert any promissory note or other evidence of indebtedness convertible into equity securities of the Company into such equity securities.

      11. Conditions to Nextel's Obligations at Closing. The obligations of Nextel to Jetcom under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         11.1 Representations and Warranties. The representations and warranties of Jetcom contained in Section 3 and of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         11.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the Republic of the Philippines or any other government that are required in connection with the lawful sale and transfer of the Advances covered by the Note pursuant to this Agreement and the changes in corporate governance provided under this Agreement shall be obtained and effective as of the Closing. All requisite corporate approvals for the transactions contemplated hereby shall be obtained by the Company and Jetcom, as the case may be, and shall be effective as of Closing.

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         11.3 Conversion to Note. The conversion of the Advances into the Note set forth in Section 2 hereof shall be effective simultaneously with the Closing.

         11.4 Documentary Stamp Tax. The Company shall have paid any documentary stamp tax payable in connection with the issuance of the Note.

         11.5 Signature Authority. Each party hereto shall have provided to the others a certificate, duly notarized, documenting the signature authority of the individual executing this Agreement on such party's behalf.

         11.6 Ownership of Advances. The Company shall have provided a certificate to Nextel confirming Jetcom's full ownership of the Advances immediately prior to the Closing.

         11.7 Stock Certificate Legend. Each certificate representing shares of the Company held by Jetcom and William Ngai Wai Lun shall bear a legend substantially as set forth in Section 13.3 hereof.

         11.8 Bylaws. The Amended Bylaws of the Company adopted at the January 16, 1998 meeting of the Board shall be duly, properly and effectively registered with the Philippine Securities and Exchange Commission and shall remain in force.

         11.9 Restructuring Agreements. Each of the Other Restructuring Agreements shall have been entered into by the respective parties thereto.

         11.10 No Reversion. Nextel shall have been provided each of the original Directors Certificates (as described in the Infocom Escrow Agreement dated as of March 24, 1998), and the right of the Company to amend the Bylaws as described in such Directors Certificates shall have terminated.

         11.11 Business Activities Policy. The Company shall have adopted Nextel's International Business Activities Policy and shall have agreed to initiate a training program for the Company's employees to implement such policy.

         11.12 Pledge Agreement. Jetcom shall have entered into the Pledge Agreement substantially in the form of Exhibit E and shall have tendered share certificates to Nextel and an assignment separate from certificate as required thereby.

      12. Indemnification by Jetcom. Jetcom irrevocably and unconditionally agrees to indemnify and hold harmless, on an after-tax basis, Nextel and the Company, and their respective successors and permitted assigns, and the officers, directors, affiliates, employees, controlling persons and agents of the foregoing, and to hold each such party harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' fees incurred by any such party, directly as a result of the breach of any of the representations or warranties made in this Agreement by Jetcom. No party indemnified hereunder shall settle any claim without the consent of Jetcom, which consent shall not be unreasonably withheld, unless such settlement would not require any action or payment by Jetcom. If a claim that would entitle

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Nextel to indemnification hereunder is brought against Nextel in a forum other than a court of the Philippines, Nextel will use its best efforts to file a motion for forum non conveniens or a similar motion to permit the transfer of jurisdiction to a court located in the Philippines.

      13. Miscellaneous.

         13.1 Term; Termination. If the Closing shall not have occurred on or before April 15, 1998, this Agreement shall terminate and be of no further force and effect and the By-Laws shall revert to their original form and language as of January 15, 1998.

      This Agreement shall terminate automatically upon and simultaneously with termination of the Stockholders Agreement and shall be automatically renewed upon renewal of the Stockholders Agreement, unless terminated by the mutual agreement of the parties hereto.

         13.2 Specific Enforcement. Each party hereto expressly agrees that the other parties hereto will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party hereto, each of the other parties hereto shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

         13.3 Legend. Each certificate evidencing any Shares subject to this Agreement shall bear a legend substantially as follows:

         The securities represented by this certificate are subject to the terms and conditions of a Restructuring Agreement dated as of April 2, 1998, as at any time amended, and may not be sold, transferred or encumbered except in accordance with the terms and provisions of said Agreement, a copy of which is on file at the principal executive office of the Company and will be furnished to the holder of this certificate upon request and without charge.

         13.4 Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of facsimile transmittal (provided the address or confirms receipt of any facsimile by addressee), on the day after delivery by overnight courier or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party being notified at his or her address specified on the applicable signature page or such other address of which the addressee may subsequently notify the other parties in writing.

         13.5 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement approved by holders of seventy-five percent (75%) of the Common Stock held by the parties hereto. No waiver of any breach or default hereunder shall be considered

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
valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         13.6 Successors and Assigns; Governing Law. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nextel may assign any of its rights or obligations hereunder or under the Note without the consent of Jetcom. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Republic of Philippines without giving effect to principles of conflicts of law.

         13.7 Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not by themselves determine the interpretation of this Agreement.

         13.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         13.10 Confidentiality. Each party hereto shall keep confidential, and shall not make use of, any information treated by another party as confidential (including, without limitation, the existence of this Agreement) and obtained from such other party concerning the assets, properties, business or operations of such other party other than to legal counsel, consultants, financial advisors, key employees, lenders and investment bankers where such disclosure is related to the performance of obligations under this Agreement or the consummation of the transactions contemplated under this Agreement (all of whom shall be similarly bound by the provisions of this Section 13.10), without the prior written consent of the other party. Notwithstanding the foregoing, the foregoing confidentiality restrictions shall not apply to any information which
(a) becomes generally available to the public through no fault of the receiving party or its employees, agents or representatives; (b) is independently developed by the receiving party without benefit of the above-described information (and such independent development is substantiated in writing), or rightfully received from another source on a non-confidential basis; (c) when such disclosure is required by a court or governmental authority or is otherwise required or permitted by law (including, without limitation, filings required to be made with the U.S. Securities and Exchange Commission or any other governmental or regulatory agency or disclosure documents provided to investors in private placements having disclosure

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
requirements similar to those of a registered public offering in the United States) or is necessary to establish rights under this Agreement or any agreement contemplated hereby (and the disclosing party has taken all reasonable efforts to limit the scope of such disclosure and to protect the confidential nature of the information disclosed).

         13.11 Dispute Resolution.

               (a) Arbitration. All disputes arising out of or in connection with this Agreement or the performance hereof shall be resolved by submission to binding arbitration under the Rules for Arbitration of the Hong Kong International Arbitration Centre (the "HKIAC").

               (b) Notice of Demand for Arbitration. Notice of demand for arbitration shall be filed in writing with the other party and with the ICC. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations under Philippine law would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.

               (c) Arbitration Proceedings. Unless the parties agree otherwise, the arbitration hearing shall be conducted in Hong Kong, in the English language, before a single arbitrator appointed by consensus among the parties. The arbitrator shall be selected from a list of arbitrators provided by the HKIAC promptly following the filing of the notice for demand of arbitration. If the parties cannot agree upon a single arbitrator within fifteen calendar days following the HKIAC's delivery of its list of qualified arbitrators, then the arbitrator shall be appointed by the Executive Director of the HKIAC. The arbitrator shall issue a reasoned opinion in writing promptly upon the conclusion of the hearings.

               (d) Finality. The decision rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

               (e) Parallel Actions. The parties acknowledge that any arbitration commenced and conducted under this Section can only involve and bind the parties to this Agreement. However, to the extent that any individuals or companies not a party to this Agreement are involved in a dispute involving or arising from this Agreement, the parties expressly agree that (i) parallel judicial or arbitration actions against such non-parties may be commenced in an appropriate forum and (ii) the parties to this Agreement shall cooperate in resolving such disputes with non-parties, and shall not obstruct or delay such actions, it being the express intent of the parties that a complete resolution of any dispute among the parties and their affiliates may require multiple actions.

                           [Signature page follows]

      The parties have executed this Restructuring Agreement as of the date first written above.


                                          JETCOM:

                                          JETCOM INC.

                                          By: /s/ Bernard Asperin
                                             -------------------------------
                                          Name:   Bernard Asperin
                                               -----------------------------
                                          Address:
                                          Facsimile Number:

                                          Witness:
                                          Name:


                                          NEXTEL:

                                          NEXTEL INTERNATIONAL, INC.

                                          By: /s/ Brian A. Vincent
                                             -------------------------------
                                          Name:   Brian A. Vincent
                                               -----------------------------
                                          Title:  Vice President
                                                ----------------------------
                                          Address:  1191 Second Ave., Suite 1600
                                                    Seattle, WA  98101
                                                    U.S.A.
                                          Facsimile Number:  (206) 749-8384


                                          TOP MEGA ENTERPRISES LTD.

                                          By: /s/ Brian A. Vincent
                                             -------------------------------
                                          Name:   Brian A. Vincent
                                               -----------------------------
                                          Title:  Vice President
                                                ----------------------------
                                          Address:  c/o Nextel International,
                                                    Inc.
                                                    1191 Second Ave., Suite 1600
                                                    Seattle, WA  98101
                                                    U.S.A.
                                          Facsimile Number:  (206) 749-8384

                    SIGNATURE PAGE TO RESTRUCTURING AGREEMENT

                                          COMPANY:

                                          INFOCOM COMMUNICATIONS
                                          NETWORK, INC.

                                          By: /s/ Bernard Asperin
                                             -------------------------------
                                          Name:   Bernard Asperin
                                               -----------------------------
                                          Title:
                                                ----------------------------
                                          Address:  16/F, Centerpoint Building
                                                    Julia Vargas Avenue
                                                    Ortigas Center, Pasig, M.M.
                                                    Republic of Philippines
                                          Facsimile Number:  (63 2) 636 1234

                   SIGNATURE PAGE TO RESTRUCTURING AGREEMENT